UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On May 17, 2013, Viscount Systems, Inc. (the “Company”) completed a private placement of 4,750,000 units at a price of $0.10 per unit for total proceeds of $475,000. On May 22, 2013, the Company completed an additional private placement of 2,000,000 units at a price of $0.10 per unit for total proceeds of $200,000. Each unit consists of one common share and one-half of one share purchase warrant of the Company, with each whole warrant exercisable to acquire an additional share of the Company at a price of $0.20 for a period of three years from the closing date.

In connection with the offerings, the Company paid to a registered broker-dealer a commission of share purchase warrants to acquire 675,000 shares of common stock of the Company at a price of $0.20 per share for a period of three years from the closing date. The warrants may be exercised on a cashless basis.

The securities were sold to accredited investors and to a registered broker-dealer pursuant to the exemptions from registration under Rule 506 of Regulation D, both promulgated under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	May 22, 2013	(Registrant)

/s/ Stephen Pineau
Stephen Pineau, President